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                                                                Exhibit 10(a)


                Security Banc Corporation 1987 Stock Option Plan


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                            SECURITY BANC CORPORATION

                             1987 STOCK OPTION PLAN

                  1. Name and Purpose. This Plan shall be known as the Security Banc Corporation 1987 Stock Option Plan (the "Plan"). The purpose of the Plan is to advance the interests of Security Banc Corporation (the "Corporation") by providing material incentive for the continued services of key employees and by attracting able personnel to employment with the Corporation and its Subsidiaries. The term "Subsidiary" as used herein means a subsidiary corporation of the Corporation as the term is defined in Section 425(f) of the Internal Revenue Code of 1986 (the "Code").

                  2. Administration. The Plan shall be administered by the Board of Directors of the Corporation (the "Board"). The Board may establish, subject to the provisions of the Plan, such rules and regulations as it deems necessary for the proper administration of the Plan, and make such determinations and take such action in connection therewith or in relation to the Plan as it deems necessary or advisable, consistent with the Plan.

                  3. Eligibility. Regular full-time employees of the Corporation and its Subsidiaries who are key employees, including officers, whether or not directors of the Corporation, shall be eligible to participate in the Plan. Such employees are herein referred to as "Eligible Employees." Those directors who are not regular employees of the Corporation or its Subsidiaries are not eligible to participate in the Plan.

                  4. Shares Subject to Option.

                           (a) The shares to be issued and delivered by the
Corporation upon exercise of options granted under the Plan are the Corporation's common shares, 6.25 par value, which may be either authorized but unissued shares or treasury shares.

                           (b) The aggregate number of common shares of the
Corporation which may be issued under the Plan shall not exceed Twenty-Five thousand (25,000) shares; subject, however, to the adjustment provided in Paragraph 8 in the event of stock splits, stock dividends, exchanges of shares or the like occurring after the effective date of this Plan. No option may be granted under this Plan which could cause such maximum limit to be exceeded.

                           (c) Common shares covered by an option which is no
longer exercisable with respect to such shares shall again be available for issuance in connection with other options granted under this Plan.

                  5. Grant of Options. The Board may from time to time, in its discretion and subject to the provisions of the Plan, grant options to any or all Eligible Employees. Employees to whom options have been granted are herein referred to as "Optionees." Each option shall be embodied in an "Option Agreement" signed by the Optionee and the Corporation providing that the option shall be subject to the provisions of this Plan and containing such other provisions as the Board may prescribe not inconsistent with the Plan.

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                  6. Terms and Conditions of Option. All options granted under the Plan shall contain such terms and conditions as the Board from time to time determines, subject to the foregoing and following limitations and requirements.

                           (a) Form of Option: Incentive Options and
Non-Qualified Options may be granted under this Plan. An "Incentive Option" shall mean an option granted under this Plan which is designated to be an incentive stock option under the provisions of Code Section 422A; and any provisions elsewhere in this Plan or in any such Incentive Option which would prevent such option from being an incentive stock option may be deleted and/or voided retroactively to the date of the granting of such option, by action of the Board. A "Non-Qualified Option" shall mean an option granted under this Plan which is not an incentive stock option under the provisions of Code Section 422A. Such Non-Qualified Option shall not be affected by any actions taken retroactively as provided above with respect to Incentive Options.

                           (b) Option price: The option price per share shall
not be less than 100% of the fair market value of the Corporation's common shares on the date the option is granted, as determined by the Board in a manner consistent with the requirements of the Code for incentive stock options.

                           (c) 10% Shareholder: Notwithstanding any other
provision of this Plan, with respect to an Incentive Option granted to an Optionee who, at the time such option is granted owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or its Subsidiaries, the option price per share shall be at least 110% of the fair market value of the common shares subject to the option and such option may not be exercised after the expiration of five years from the date the option is granted.

                           (d) Period within which option may be exercised:
Except as provided in Paragraph 9 below, not more than the following percentages of each option granted under this Plan may be exercised prior to the expiration of the following number of years after the effective date of the grant of such option:

                                                            Percentage of option
                         Years after effective                 shares eligible
                             date of grant                       for exercise
                             -------------                       ------------

                     Less than 1                                       0%
                     At least 1 but less than 2                       20%
                     At least 2 but less than 3                       40%
                     At least 3 but less than 4                       60%
                     At least 4 but less than 5                       80%
                     At least 5                                      100%

No option may be exercised after the expiration of ten years from the date the option is granted.

                           (e) Termination of option by reason of termination of
employment: If an Optionee's employment with the Corporation and its Subsidiaries terminates, all options granted under this Plan to such Optionee which are not exercisable on the date of such termination of employment shall immediately terminate. Any remaining options shall terminate if not exercised


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before the expiration of the following periods, or at such earlier time as may be applicable under paragraph 6(d) above:

                                    (i) seven (7) days following such
         termination of employment, if such termination was not as a result of death, disability (disability within the meaning of Code Section 105(d)(4)), or retirement of the Optionee;

                                    (ii) thirty (30) days following such
         termination of employment, if such termination of employment was because of retirement under the provisions of any retirement plan of the Corporation and/or any Subsidiary; or

                                    (iii) one (1) year following the date of
         death or commencement of disability, if the Optionee was an employee of the Corporation and/or any Subsidiary at the time of his death or the commencement of disability.

                           (f) Non-transferability; Exception: Each option and
all rights thereunder shall be exercisable during the Optionee's lifetime only by him and shall be non-assignable and non-transferable by the Optionee. In the event of the Optionee's death, such options and rights thereunder are transferable by his will or by the laws of descent and distribution. In the event the death of an Optionee occurs, the representative or representatives of his estate, or the person or persons who acquired (by bequest or inheritance) the rights to exercise his stock options granted under this Plan, may exercise any of the unexercised options in whole or in part prior to the expiration of the applicable exercise period, as specified in Paragraph 6(e) above.

                           (g) More than one option granted to an Optionee: More
than one option, and more than one form of option, may be granted to an Optionee under this Plan; provided, however, that the aggregate fair market value (determined as of the time the option is granted) of the shares with respect to which incentive stock options are exercisable for the first time by any Optionee during any calendar year (under this Plan and all such plans of the Corporation and any parent or subsidiary corporation) shall not exceed $100,000. A single option grant may include both an Incentive Option and a Non-Qualified Option.

                           (h) Compliance with securities laws: Options granted
and shares issued by the Corporation upon exercise of options shall be granted and issued only in full compliance with all applicable securities laws, including laws, rules and regulations of the Securities and Exchange Commission and applicable state Blue Sky laws. With respect thereto, the Board may impose such conditions on transfer, restrictions and limitations as it may deem necessary and appropriate to assure compliance with such applicable securities laws.

                  7. Method of Exercise. An option granted under this Plan that is eligible to be exercised may be exercised by written notice to the Board, signed by the Optionee, or by such other person as is entitled to exercise such option. The notice of exercise shall state the number of shares in respect of which the option is being exercised, and shall either be accompanied by the payment of the full option price for such shares, or shall fix a date (not more than ten business days from the date of such notice) for the payment of the full purchase price of the shares being purchased. All or any portion of the payment may be made by the transfer of common shares of the Corporation from the Optionee to the Corporation, to the extent permitted by law. Such shares shall be valued for this purpose at their fair market value on the date they are transferred to the Corporation as payment,


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determined in the same manner as is provided in Paragraph 6(b) hereof. A certificate or certificates for the common shares of the Corporation purchased through the exercise of an option shall be issued in regular course after the exercise of the option and payment therefor. During the option period no person entitled to exercise any option granted under this Plan shall have any of the rights or privileges of a shareholder with respect to any shares issuable upon exercise of such option until certificates representing such shares shall have been issued and delivered.

                  8. Share Adjustments. In the event there is any change in the Corporation's common shares resulting from stock splits, stock dividends, combinations or exchange or shares, or other similar capital adjustments, equitable proportionate adjustments shall be made by the Board in (a) the number of shares available for option under this Plan, (b) the number of shares subject to options granted under this Plan, and (c) the option price of optioned shares.

                  9. Merger, Consolidation, or Sale of Assets. In the event any person, by any means of purchase or acquisition, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 as in effect on December 15, 1987, or any successor provision thereto) of more than 50% of the outstanding shares of the Corporation's common stock, then with respect to each Optionee all Incentive Options and Non-Qualified Options which were outstanding at the time of such event shall immediately become exercisable in full.

                  In the event of the execution of an agreement of reorganization, merger or consolidation of the Corporation with one or more corporations as a result of which the Corporation is not to be the surviving corporation (whether or not the Corporation shall be dissolved or liquidated) or the execution of an agreement of sale or transfer of all or substantially all of the assets of the Corporation, then with respect to each Optionee all Incentive Options and Non-Qualified Options which were outstanding at the time of such event shall immediately become exercisable in full, unless such agreement provides that the successor or transferee corporation shall continue this Plan and assume all obligations under this Plan in a manner consistent with Code
Section 425(a) as amended or any successor section thereto. If the successor or transferee corporation does not obligate itself to continue this Plan as provided above, this Plan and the unexercised portions of all stock options granted pursuant to this Plan shall terminate as of the effective date of any such transaction. If practical, the Corporation shall give each Optionee notice of the execution of the agreement which has caused options to become immediately exercisable and twenty (20) days prior notice of the effective date of any possible transaction which would cause the options to terminate.

                  10. Amendment or Termination. The Board may terminate this Plan at any time, and may amend the Plan at any time or from time to time, without obtaining any approval of the Corporation's shareholders; except that the Plan may not be amended (a) to increase the aggregate number of shares issuable under the Plan (excepting proportionate adjustments made under Paragraph 8 to give effect to stock splits, etc.); (b) to change the option price of optioned stock (excepting proportionate adjustments made under Paragraph 8); (c) to change the requirement that the option price per share of common stock covered by an option granted under this plan not be less than 100% of the fair market value of the Corporation's common stock on the date such option is granted; (d) to extend the time within which options may be granted or the time within which a granted option may be exercised; or (e) to change, without the consent of the Optionee (or his, or his estate's, legal representative), any option previously granted to him under the Plan. If the Plan


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is terminated, any unexercised option shall continue to be exercisable in accordance with its terms and the terms of this Plan, except as provided in Paragraph 9 above.

                  11. Corporation Responsibility. All expenses of this Plan, including the cost of maintaining records, shall be borne by the Corporation. The Corporation shall have no responsibility or liability (other than under applicable Securities Acts) for any act or thing done or left undone with respect to the price, time, quantity, or other conditions and circumstances of the purchase of shares under the terms of the Plan, so long as the Corporation acts in good faith.

                  12. Implied Consent of Optionees. Every Optionee, by his acceptance of an option under this Plan, shall be deemed to have consented to be bound, on his own behalf and on behalf of his heirs, assigns, and legal representatives, by all of the terms and conditions of this Plan.

                  13. No Effect on Employment Status. The fact that an employee has been granted an option under this Plan shall not limit or otherwise qualify the right of his employer to terminate his employment at any time.

                  14. Duration and Termination of the Plan. The Plan shall become effective on December 15, 1987, if approved and adopted by majority vote of the shareholders of the Corporation within twelve months after such date; and if not so approved and adopted, shall be of no force and effect. No option shall be granted under the Plan subsequent to December 14, 1997.